Exhibit 25.A
CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A (Jurisdiction of incorporation or organization if not a U.S. national bank)	20-1177241 (I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50 McLean, VA (Address of principal executive offices)	22102 (Zip Code)
Kevin T. O’Brien, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)
El Paso Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0568816 (I.R.S. Employer Identification No.)

El Paso Building 1001 Louisiana Street Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Copies to:

J. Eric Johnson Locke Lord Bissell & Liddell LLP 600 Travis Street, Suite 2800 Houston, Texas 77002 (713) 226-1200	Lara Mason, Esq. El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2600

Mandatorily Exchangeable Notes Due
(Title of Indenture Securities)
6.50% senior Notes due 2020
General
Item 1. General Information.
          Furnish the following information as to the trustee:
(a) Name and address of each examining or supervisory authority to which it is subject.
Comptroller of the Currency, New York, NY.
Federal Deposit Insurance Corporation, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None
Items 3-15. Not Applicable

Item 16. List of Exhibits
Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2010), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 22nd day of February, 2011.

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Herawattee Alli
Herawattee Alli
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081

Federal Financial Institutions Examination Council
Expires March 31, 2011

Please refer to page i,
Table of Contents, for
the required disclosure
of estimated burden.                    1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2010
(20040630)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.
I, John T. McGinnis, CFO
Name and Title of Officer Authorized to Sign Report
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.
/s/ John T. McGinnis

Signature of Officer Authorized to Sign Report
8/4/2010

Date of Signature
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
/s/ Irene Dorney

Director (Trustee)
/s/ Niall Booker

Director (Trustee)
/s/ Richard Jalkut

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:
(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.
For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0

http://WWW.BANKING.US.HSBC.COM

Primary Internet Web Address of Bank (Home Page), if any
(TEXT 4087)
(Example: www.examplebank.com)
HSBC Bank USA, NATIONAL ASSOCIATION

Legal Title of Bank (TEXT 9010)
Wilmington

City (TEXT 9130)

DE State Abbrev. (TEXT 9200)	19801 ZIP Code(TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo

Name of Bank	City
in the state of New York, at the close of business June 30, 2010

		Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		2,719.012
b. Interest-bearing balances		13,922,696
Held-to-maturity securities		3,669,653
Available-for-sale securities		36,674,794
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		15,490,455
Loans and lease financing receivables:
Loans and leases held for sale		2,715,138
Loans and leases net of unearned income	72,087,978
LESS: Allowance for loan and lease losses	2,920,573
Loans and lease, net of unearned income, allowance, and reserve		69,167,405
Trading assets		29,015,752
Premises and fixed assets		518,658
Other real estate owned		137,940
Investments in unconsolidated subsidiaries		17,963
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,056,813
Intangible assets: Other intangible assets		350,070
Other assets		7,138,759
Total assets		183,595,108

LIABILITIES

Deposits:
In domestic offices		91,964,383
Non-interest-bearing	21,443,011
Interest-bearing	70,521,372
In foreign offices		36,664,787
Non-interest-bearing	1,478,946
Interest-bearing	35,185,841
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		71,680
b. Securities sold under agreements to repurchase		4,687,885
Trading Liabilities		10,898,085
Other borrowed money		13,466,415
Bank’s liability on acceptances		NA
Subordinated notes and debentures		4,904,348
Other liabilities		3,825,935
Total liabilities		166,483,518
Minority Interests in consolidated Subsidiaries		N/A

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,001
Surplus		15,804,739
Retained earnings		1,131,510
Accumulated other comprehensive income		173,107
Other equity capital components		0
Total equity capital		17,111,590
Total liabilities, minority interests and equity capital		183,595,108